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                         Sutherland Asbill & Brennan LLP
                 Atlanta Austin New York Tallahasee Washington

1275 Pennsylvania Avenue, N.W.                               TEL: (202) 383-0100
Washington, D.C. 20004-2415                                  FAX: (202) 637-3593

STEVEN B. BOEHM
DIRECT LINE:  (202) 383-0176
Internet: sboehm@sablaw.com



                                 April 26, 2000


Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York  10017-3206

               Re: Registration of Individual, Group and Tax-Deferred Variable Annuity Contracts on Form S-1 for the TIAA Real Estate Account (File No. 333-22809)
                    ------------------------------------------------------------

Ladies and Gentlemen:

               We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as a part of the above-referenced registration statement on Form S-1 for the TIAA Real Estate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                               By: /s/ Steven B. Boehm
                                   --------------------------
                                   Steven B. Boehm